OWNER — KEEP PINK COPY
Exhibit 10.17

FOR OFFICE USE ONLY
User No. 1-86-80-19-24-
X Water Connection                     Sewer Connection

           Sent 6-21-06

2” Turbo Meter — 50,000 gallon a month minimum
WATER USER’S MEMBERSHIP AGREEMENT
THIS AGREEMENT is made in Jasper County, Iowa between Iowa Regional Utilities Association, d.b.a. Central Iowa Water Association, an Iowa nonprofit corporation, (the “Association”), and the person(s), firm or corporation first named above and/or signing below, jointly and severally, as a Member of the Association, (the “Member”), and PROVIDES AS FOLLOWS:
1. At the location shown above, the Association shall provide Member as soon as practicable with such quantity of potable water for domestic and farm purposes as the Member reasonably may require in connection with Member’s use or occupancy of such real estate, subject to the conditions and limitations below.
2. Immediately upon execution of this Agreement, the Member shall convey to the Association as a part of the consideration for this Agreement a Limited Easement suitable to the Association concerning real estate described above and shall pay to the Association at this time a non-refundable fee of $ 4,000.00 to connect to the Association’s existing or planned water distribution system. The Member may not allow any other person, firm or corporation to receive water supplied to the Member by the Association without prior written approval from the Association’s Board of Directors. The Association shall provide, at or near the final delivery point and at the Association’s expense, an appropriate cutoff valve and water meter on the Association’s distribution system, which shall be and remain the sole property of the Association and be for its use only. Any failure of Member to pay sums due for more than thirty days or (immediately) for any other breach of contract of this Agreement or any other Rule or Regulation or Policy of the Association shall result in a disconnection of service and forfeiture of Association membership without any further notice. If a water shortage should develop at any location within the Association’s distribution system, Member consents to an allocation of water by the Association’s Board of Directors on such basis as the Directors may deem equitable in consideration of the following order of priority uses: basic and necessary domestic purposes, livestock watering purposes, lawn and garden purposes, all other purposes. Due to presently limited design and capacity, the Association cannot and will not ever guarantee to any Member that any future increases in water demand will be met. Member further agrees to comply with the terms and provisions of the Articles of Incorporation, Bylaws, Rates, Rules and Regulations and Policies of the Association, as such now exist and as such may be from time to time amended. Only one household dwelling may be served from each Central Iowa Water Association connection.
3. Beginning from the Association’s final delivery point upon the real estate described above as determined by the Association’s Engineers, Member shall have a qualified person install and maintain, at Member’s sole expense, appropriate water service piping and apparatus to meet Member’s present water needs; provided, however, that such shall not be connected in any manner to any source of water other than the Association’s distribution system.
4. Water charges to the member shall commence on the date water service is made available to the member’s property. Such receipt of services from the Association shall be and remain subject to all policies, rules and regulations of the Association and such rates as are from time to time established by the Board of Directors. Such policies, rules, regulations and rates may be amended from time to time.
5. In addition to any and all other remedies available to the Association, if Member fails to fully and timely pay all water charges duly imposed, then and without further notice to Member, all or any combination of the following remedies may be invoked by the Association: (a) Non-payment within ten days from the due date will result in a penalty up to 10% of the sum then due and unpaid; and/or (b) Non-payment within thirty days from the due date will automatically result in a shutoff of water by the Association to the Member; and/or (c) Non-payment within sixty days of the due date shall, at the sole option of the Board of Directors of the Association, result in termination of membership in the Association of the Member; and/or (d) Such other legal and equitable remedies as allowed by law may be pursued by the Association. In the event of any suit between parties brought by the Association or any Member to enforce this Agreement or any Rule, Rate, Regulation, Bylaw provision or Policy of the Association, then and in any such event each undersigned Member agrees to pay all reasonable costs and expenses, including reasonable attorney fees as allowed by the Court, to the Association. Any owner, who allows his/her tenant to pay the water bill directly to the Association, is responsible for any and all charges should the tenant fail to pay. A minimum monthly bill is due each month even if no water has been used.
Signed this 29th day of June , 2006.
                (date)                 (month)

CENTRAL IOWA WATER ASSOCIATION:		MEMBER SIGNATURE IS FOR WATER AND/OR SEWER AGREEMENT:

/s/ James J. Johnston, Chairman 6-26-06

Member

By:	/s/ Ronald Dunsberger	/s/ Tim S. Farver

	Ronald Dunsberger, its President	Member
EQUAL OPPORTUNITY EMPLOYER AND PROVIDER
(See Reverse Side for Sanitary Sewer User’s Membership Agreement)

SANITARY SEWER USER’S MEMBERSHIP AGREEMENT
THIS AGREEMENT is made in Jasper County, Iowa between Iowa Regional Utilities Association, d.b.a. Central Iowa Water Association, an Iowa nonprofit corporation, (the “Association”), and the person(s), firm or corporation listed on reverse side, jointly and severally, as a Member of the Association, (the “Member”), and PROVIDES AS FOLLOWS:
1. The Association shall provide sanitary sewer service to Member in accordance with this Agreement, and the Association’s rules and regulations now in force and as may hereafter be adopted.
2. Member shall have sanitary sewer service piping installed and maintained by a qualified person or plumber, and Member shall at all times be responsible for all piping and plumbing from the point of connection to the Association’s sanitary sewer system to and inside Member’s property.
3. Member shall not permit the connection or the draining in a manner of ground water, surface water, unlawful substances, storm water, foundation or roof drains into the sanitary sewer system of Member or the Association.
4. Members shall not permit or discharge any hazardous waste, toxic material, flammable material, corrosive waste, toxic chemical, toxic material, solid or viscous substance, excessive biological oxygen demand or excessive suspended solids.
5. Member shall pay for sanitary sewer service at such rates as the Association shall adopt from time to time.
6. If initialed, Member acknowledges that this Agreement is without any force and effect unless Member has executed a Water User’s Agreement and has (or has applied for) an active water service under such Agreement with the Assocation for the same location as the sewer service has been applied for. For Initials:
7. The Association shall have final jurisdiction over any connections to its sanitary sewer system.
8. In the event of non-payment of sewer use charges, or violation of the Association’s rules and regulations, or any Member activity which may cause any risk to health or any damage to the Association’s sanitary sewer system, any provisions of this Agreement or Member’s Water User’s Agreement, the Association may cancel this Agreement and/or the Water User’s Agreement of a Member, without recourse.
9. In consideration of the Agreement, Member agrees to provide the Association easements and right-of-way to install, operate, maintain, remove and relocate the sanitary sewer system of the Association upon property of Member as may be required by the Association from time-to-time and Member shall provide easements and right-of-way in writing to the Association upon request of the Association.
10. In addition to any and all other remedies available to the Association, if Member fails to fully and timely pay all water/sewer charges duly imposed, then and without further notice to Member, all or any combination of the following remedies may be invoked by the Association:
(a) Non-payment within ten days from the due date will result in a penalty of up to 10% of the sum then due and unpaid; and/or,
(b) Non-payment within thirty days from the due date will automatically result in a shutoff of water/sewer services by the Association to the member; and/or,
(c) Non-payment within sixty days from the due date shall, at the sole option of the Board of Directors of the Association, at the connection location, result in the termination of membership in the Association of the Member, and/or,
(d) Such other legal and equitable remedies as allowed by law may be pursued by the Association. In the event of any suit between the parties brought by the Association or any Member to enforce this Agreement or any Rate, Rule, Regulation, Bylaw or Policy of the Association, then and in any such event each undersigned Member agrees to pay all reasonable costs and expenses, including a reasonable attorney’s fee and costs as allowed by the Court, to the Association.
(e) Any owner who allows his/her tenant to pay the sewer bill directly to the Association, is responsible for any and all charges should the tenant fail to pay. A minimum monthly bill is due each month even if no sewer has been used.
NOTE: By signing the front of this agreement, you are agreeing to the above if you are or become a sanitary sewer user/member at this location.
(Please turn over and sign the front)